UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OrthoPediatrics Corp.
(Exact name of registrant as specified in its charter)

Delaware	26-1761833
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2840 Frontier Drive, Warsaw, IN	46582
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.00025 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-212076 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered.

A description of the common stock, par value $0.00025 per share, of OrthoPediatrics Corp. (the “Registrant”) to be registered hereunder is set forth under the caption “Description of Capital Stock” in the prospectus that constitutes a part of the Registration Statement on Form S-1, File No. 333-212076 (the “Registration Statement”), initially filed by the Registrant with the U.S. Securities and Exchange Commission on June 15, 2016, as subsequently amended by any amendments thereto and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), in connection therewith. The Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act that includes such description, are hereby incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities to be registered hereunder are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OrthoPediatrics Corp.

Date: October 11, 2017	By:	/s/ Daniel J. Gerritzen
	Name:	Daniel J. Gerritzen
	Title:	General Counsel and Secretary